Exhibit 99.1
PowerSecure Announces $15 Million of New Business
Sales of Interactive Distributed Generation® Systems Drive Growth
Wake Forest, N.C. – October 23, 2008 – PowerSecure International, Inc. (Nasdaq: POWR) today announced that it has been awarded approximately $15 million of new business, driven by sales of Interactive Distributed Generation® systems (IDG® systems) to the Company’s utility partners and their customers. PowerSecure was chosen to deliver these systems due to the Company’s unique ability to solve utilities’ needs for dependable, cost effective sources of distributed power, and provide the dual benefit of dependable standby power for commercial, industrial, and institutional businesses. PowerSecure fulfills both of these needs with custom engineered IDG® solutions and “24/7” monitoring to deliver the most efficient and effective systems in the marketplace.
These new awards consist of approximately $12 million of project-based business, and $3 million of long-term recurring revenue contracts. The majority of the $12 million of project-based business is expected to be completed and recognized in 2009. The distributed generation systems for the long-term recurring revenue contracts are expected to be deployed in late 2008 and early 2009, with revenue recognized over the life of the contracts (ranging from 5-10 years).
Sidney Hinton, CEO of PowerSecure, said, “We are very pleased to announce these new business wins, which are a direct result of our focus on deepening our relationships with our utility partners. These new sales awards represent the continued broadening of the type and complexity of our core distributed generation products, including large utility substation projects, sophisticated NexGear switchgear projects, and small-to-mid sized distributed generation systems, for a wide variety of customers spanning over ten states. We are also pleased with our accomplishments in both our project-based sales and our recurring revenue-based sales, demonstrating our continued success solving our customer’s needs with the economic solution that is best for them.”
About PowerSecure
PowerSecure International, Inc. is focused on delivering value to utilities and their commercial, institutional, and industrial customers in the areas of Interactive Distributed Generation®, Utility Infrastructure, Energy Conservation and Efficiency, and Energy Services. PowerSecure’s core Distributed Generation business leads the energy management and conservation industry by enabling utilities avoid new investments in utility infrastructure for transmitting and distributing power, and locating the generation at business sites. PowerSecure is a pioneer in developing utility partnerships that provide utilities with dedicated electric power generation assets, and businesses with the most dependable standby power available in the industry. The Company’s intelligent Interactive Distributed Generation® monitoring systems, in conjunction with superior switching technology, manage load curtailment and peak demand to ensure that power is available when needed, and ensure maximum efficiencies are achieved. PowerSecure also provides utilities with regulatory consulting, power system and transmission engineering and construction, and conservation services, as well as providing businesses with energy efficiency products and services. The Company provides additional energy services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the new business awarded to the company discussed in this press release; business operations and prospects for the Company and its subsidiaries; the ability of the Company to perform under its contracts and customers not deferring or withdrawing orders, including those discussed in this release; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
# # #